EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT, the ("Agreement") dated as of March 4, 1999, between Moto Guzzi Corporation, formerly known as North Atlantic Acquisition Corp. (the "Employer"), a Delaware corporation having its executive offices at 350 Park Avenue, New York, New York 10017 and Mark S. Hauser, an individual residing at 83 Garden Road, Scarsdale, NY 10583 ("Employee").

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger and Reorganization dated as of August 18, 1998, as amended (the "Merger Agreement"), Employer has agreed to merge with Moto Guzzi Corp. ("Merger") with the Employer as the surviving corporation resulting from the Merger; and

     WHEREAS, the Employer desires to employ the Employee as its Executive Chairman; and

     WHEREAS, the Employee desires to be employed by the Employer in the aforesaid capacity; and

     WHEREAS, the Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings.

     NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound hereby, agree as follows:

     1.   EMPLOYMENT.

          (1) The Employee shall serve the Employer faithfully, diligently and to the best of his ability under the direction of the Board of Directors of the Employer and agrees to devote such portion of his business time, energies and skill to his duties hereunder and to the business and affairs of the Employer as are reasonably necessary to perform the tasks and responsibilities assumed. Notwithstanding the foregoing, nothing herein shall be construed to limit the ability or right of Employee to engage or participate in any other business or professional activities during the Term provided same do not, individually or in the aggregate, materially interfere with the Employee's obligations to the Employer. Employer successfully acknowledges that Employee is a principal of Tamarix Investors LDC and is an executive officer of one or more entities affiliated therewith, including Tamarix Capital Corporation ("TCC"), and is the chief executive officer of Trident Rowan Group, Inc., and that Employee has and will continue to have substantial duties therewith and will be required to devote significant amounts of time and attention to such duties during the Term. Employer agrees that the fulfillment of such duties does not violate this agreement.

          (2) The principal duties of the Employee shall be to serve as the Employer's Executive Chairman and in such capacity, to render the services normally associated with the office of the chairman of the board of directors and to render such other services as are consistent with his position and office as the Board of Directors of the Employer may from time to time reasonably require. Employee shall also have the authority normally associated with the office of president, including the authority to execute documents and other instruments on behalf of the Employer. Employee shall not, however, have the responsibilities normally associated with the office of the chief executive officer of a corporation.

     2. TERM OF AGREEMENT. Employment under this agreement shall commence on the effective date of the Merger (the "Effective Date"). The initial term of employment shall end at the close of business on the day preceding the third anniversary of the Effective Date (the "Initial Term"). The Initial


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Term shall be extended for  successive  twelve month  periods on a rolling basis unless notice to terminate is received by either party prior to ninety days before the termination of the then current term of this agreement. Each twelve month period commencing on the third anniversary hereof shall be a "Renewal Year." The Initial Term together with all Renewal Years shall be referred to as the "Term."

     3.   COMPENSATION.

          (1) The Employer shall pay the Employee for all services rendered a salary of $90,000 per year, payable in accordance with Employer's customary payroll methods. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be eligible to receive such bonus compensation as the Board of Directors may determine to award in its discretion, including in respect of achieving annual or other performance goals or having responsibility for completing a material individual transaction, result or event. Employer shall also promptly pay TCC the sum of $9,000 on the first day of each month in exchange for TCC enabling Employer to use TCC's facilities as its corporate office and for enabling Employee to perform his duties on behalf of the Employer from TCC's facilities.

          (2) The Employer shall grant to the Employee on the Effective Date and option to purchase an aggregate of 150,000 shares of Employer's Class A Common Stock, under and pursuant to Employer's 1998 Stock Option Plan ("Plan") and pursuant to a Stock Option Grant Letter dated March 4, 1999 between the Employer and the Employee (the "Stock Option Agreement"). In addition, the Employee shall be eligible to receive grants of additional options under the Plan to purchase Common Stock.

     4.   BENEFITS.

          (1) During the Term, Employee shall be entitled to participate in all pension, retirement and profit sharing plans, all medical, hospital, major medical, life insurance and statutory disability coverage plans and all other employee benefit plans which the Employer may from time to time make generally available to other executive employees of the Employer ("Employee Benefit Plans"), on at least the same basis as such plan or plans and benefits are made generally available to such individuals, subject to the provisions of such plans.

          (2) The Employer agrees to reimburse Employee in full for all reasonable and necessary business, entertainment and travel expenses incurred or expended in connection with the performance of his duties hereunder, such reimbursement to be made in accordance with corporate policies and procedures with respect thereto from time to time adopted by the Employer for executive personnel of the Employer.

          (3) For each calendar year during the Term, the Employee shall be entitled to six (6) weeks of paid vacation and shall otherwise enjoy and be bound by the Employer's standard policies, as amended from time to time, regarding accrual and utilization of paid vacation time.

     5. TERMINATION. This agreement shall be terminable prior to expiration only as follows:

          (1) BY THE  EMPLOYER.  The Employer may  terminate  this  agreement if
Employee: (i) is convicted of a crime involving larceny, embezzlement, bribery or acts of moral turpitude; (ii) is consistently, habitually or flagrantly derelict in the performance of his duties; or (iii) is repeatedly intoxicated or under the influence of alcohol or drugs (other than drugs prescribed for him by a licensed physician); or (iv) engages in actions which expose the Employer to public ridicule; or (v) knowingly engages in actions intended by Employee to result, and which in fact result, in substantial damage to the Employer; or (vi) has become permanently disabled, in the good faith opinion of a physician appointed by

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the Employer,  from performing his duties and in such physician's opinion,  will likely be unable substantially to perform such duties for the following six months. Termination pursuant to clauses (ii), (iii), (iv) or (v) of this subparagraph (a) shall not take effect unless Employee has failed to cure any violation thereof within 30 days of notice by the Employer setting forth the specific facts constituting such violation. Upon any termination by Employer other than as permitted hereby, all compensation otherwise payable to Employee for the duration of the Term shall immediately become due and payable.

          (2) BY EMPLOYEE. Employee may terminate this agreement if the Employer violates any material provision of this agreement, which violation is not cured within 30 days of the giving by the Employee of notice thereof. Upon any such termination by Employee, all compensation otherwise payable to Employee for the duration of the Term shall immediately become due and payable.

     6. CONFIDENTIALITY. The Employee recognizes that the services to be performed by him for the Employer may require the disclosure to Employee of confidential information and trade secrets concerning the operations of the Employer and its affiliates. Accordingly, the Employee agrees that he will not, except with the prior written consent of the Employer's Board of Directors, or as may be required by law, directly or indirectly, disclose during the Term or any time thereafter any secret or confidential information that he has learned by reason of his association with the Employer or use any such information to the detriment of the Employer so long as such confidential information or trade secrets have not been voluntarily disclosed by the Employer without restriction, or are not otherwise in the public domain. If the Employee shall be required by law to disclose any such confidential information, the Employee will, to the extent reasonably practicable, notify and consult with the Employer prior to any such disclosure.

     7. NON-SOLICITATION; NON-COMPETITION. Employee agrees not to solicit or hire, either directly or indirectly, any then-current employee, officer or director of the Employer, or to engage in or render services (including, without limitation, research, development, manufacturing, marketing or sales) in any capacity, either directly or indirectly, to any person, firm, corporation or other entity engaged in the motorcycle industry or in businesses related thereto, in competition with the business of the Employer, for so long as this agreement remains in effect.

     8. INDEMNIFICATION. The Employer hereby agrees to indemnify and hold harmless Employee as an officer and director of the Employer to the fullest extent permitted by applicable law. This provision shall survive the termination of this agreement with respect to events occurring prior thereto.

     9. MISCELLANEOUS.

          (1) Any and all notices or other communications required to be given under this agreement shall be deemed to have been duly given on the date of delivery, if delivered in person or by confirmed facsimile transmission, or three days after mailing, if mailed within the continental United States, postage prepaid, by registered or certified mail, to the party entitled to receive same, at the address set forth below for such party, or to such other address or addresses as any party hereto may specify in a notice given in conformity with the provisions of this Section 9(a):

          To Employer:        Moto Guzzi Corporation
                              (formerly North Atlantic Acquisition Corp.)
                              350 Park Avenue
                              New York, New York 10017
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          With a copy to:     David Lerner, Esq.
                              Morrison Cohen Singer & Weinstein, LLP
                              750 Lexington Avenue
                              New York, New York 10022

          To Employee:        Mark S. Hauser
                              83 Garden Road
                              Scarsdale, NY 10583

          (2) This agreement constitutes the entire agreement between the parties hereto with respect to the matters herein provided, and this agreement cancels and supersedes any or all prior agreements and understandings, written or oral, between the parties with respect to such matters. No modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

          (3) The rights and obligations of any party hereunder may not be assigned or transferred to any third party without the prior written consent of the other party hereto.

          (4) If any provision of this agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this agreement which can be given affect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          (5) The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought.

          (6) This agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this agreement or any counterpart hereof to produce or account for any of the other counterparts.

          (7) The captions and headings contained in this agreement are for convenience only and shall not be construed as a part of the agreement.

          (8) The validity, interpretation, construction, performance and enforcement of this agreement shall be governed by the substantive law of the State of New York, without giving effect to the conflicts of law provisions thereof.

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     IN WITNESS  WHEREOF,  the parties  hereto have signed or caused  their duly authorized agents to sign this Agreement as of the date first above written.

                     MOTO GUZZI CORPORATION
                     (formerly North Atlantic Acquisition Corp.)



                              By:
                                   --------------------------------------------
                                   Name: --------------------------------------
                                   Title:--------------------------------------



                                   /S/ MARK S. HAUSER
                                   ------------------
                                     Mark S. Hauser

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